UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2016, the Board of Directors of Cryoport, Inc. (the “Company”) adopted a resolution to change the Company’s fiscal year end from March 31 to December 31, effective immediately as of the date of the board resolution. Consequently, the Company will file an annual report on Form 10-K for the nine-month period ended December 31, 2016 to cover such transition period.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) on September 21, 2016. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company’s proxy statement for the Annual Meeting, are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2017 Annual Meeting of Stockholders. The individuals listed below were elected to serve as directors of the Company until the next annual meeting of the stockholders or until their successors are duly elected and qualified:

Directors	VotesFor	Votes Withheld	Abstain	Broker Non-Votes
Richard Berman	5,596,963	1,190,426	—	2,973,357
Dr. Robert Hariri, M.D., Ph.D.	6,354,424	432,965	—	2,973,257
Dr. Ramkumar Mandalam, Ph.D.	6,280,398	506,991	—	2,973,257
Jerrell Shelton	6,368,408	418,981	—	2,973,257
Edward Zecchini	5,833,693	953,696	—	2,973,257

	VotesFor	Votes Against	Abstain	BrokerNon-Votes
Proposal No. 2: Ratify the Audit Committee’s selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017. This proposal was approved.	9,503,473	88,970	168,203	—

Proposal No. 3: To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the warrant exchange offer. This proposal was approved.	6,200,902	544,904	41,583	2,973,257

Proposal No. 4: To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the 2016 Annual Meeting of Stockholders. This proposal was approved.	5,855,301	716,990	215,098	2,973,257

Proposal No. 5: To approve the adjournment of the meeting, if necessary to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve Proposal 3. This proposal was approved.	6,055,079	557,857	174,453	2,973,257

Item 8.01 Other Events.

On September 23, 2016, the Company extended its issuer tender offer (the “Offer”) with respect to the Company’s outstanding warrants to purchase one share of common stock at an exercise price of $3.57 per share (the “Original Warrants”) until 5:00 p.m., Eastern Time on October 14, 2016, unless further extended by the Company. The Offer had been previously scheduled to expire at 5:00 p.m., Eastern Time on September 23, 2016.

The Offer is subject to the terms and conditions set forth in the Company’s Tender Offer Statement on Schedule TO and the related exhibits included therein (as may be amended and/or supplemented from time to time, the “Offering Materials”), initially filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2016.

As of 1:00 p.m., Pacific Time on September 23, 2016, 1,603,398 Original Warrants were tendered by holders of Original Warrants in connection with the Offer.

Important Information

The information in this Current Report on Form 8-K is for informational purposes only, and the foregoing reference to the Offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Offering Materials contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 23, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer